EXHIBIT 10.8
AMENDMENT NO. 1 TO PROFESSIONAL SERVICES AGREEMENT
     THIS AMENDMENT NO. 1 TO PROFESSIONAL SERVICES AGREEMENT (this “Amendment”), dated as of November 30, 2005, is made by and GTCR Golder Rauner II, L.L.C., a Delaware limited liability company (“GTCR”), and Capella Healthcare, Inc., a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, GTCR and the Company entered into that certain Professional Services Agreement, dated as of May 4, 2005 (the “Agreement”); and
     WHEREAS; the Company desires to enter into that certain First Lien Credit Agreement and Second Lien Credit Agreement, each dated on or about the date hereof, among the Company, Capella Holdings, Inc., a Delaware corporation, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, and the respective lenders that are parties thereto (in each case as the same may be amended, supplemented or amended and restated from time to time, the “Credit Agreements”); and
     WHEREAS, GTCR and the Company desire to amend certain terms set forth in the Agreement;
     NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the parties hereto agree as follows:
     1. The Agreement is hereby amended by adding the following paragraph 21 to the Agreement:
“21. Limitations Under Credit Agreements. Notwithstanding anything to the contrary set forth herein, GTCR and the Company agree that (i) except as set forth in clause (iii) below, the total amounts of fees and expenses required to be paid by the Company to GTCR pursuant to this Agreement shall not exceed the applicable maximum amounts specified for such fees and expenses in the definition of the term “Management Fee” as set forth in each of the First Lien Credit Agreement and the Second Lien Credit Agreement, each dated on or about November 30, 2005, among the Company, Capella Holdings, Inc., Citicorp North America, Inc. as Administrative Agent and Collateral Agent, and the respective lenders that are parties thereto, in each case as the same may be amended, supplemented, or amended and restated from time to time (the “Credit Agreements”), except as may otherwise be approved in writing by each Administrative Agent under each such Credit Agreement, (ii) except as set forth in clause (iii) below, no payments of the fees described in paragraphs 4 and 5 above shall be paid by the Company or collected by GTCR to the extent such payment is then prohibited by the terms of Section 8.9 of either of the Credit Agreements, and (iii) except to the extent payment of fees and expenses which are permitted to be made and collected as provided in the preceding clauses (i) and (ii), payment of such fees and expenses shall be subject and subordinate to the prior payment in full of the “Obligations” under each of the Credit Agreements and shall be paid in full to GTCR upon payment in full of the Obligations or such earlier time as may be approved in writing by each Administrative Agent under each of the Credit Agreements.”
     2. All other sections, paragraphs, provisions, and clauses in the Agreement not so modified remain in full force and effect as originally written.
     3. Certain capitalized terms not defined herein shall have the meanings given to such terms in the Agreement.
     4. This Amendment may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.
     5. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GTCR GOLDER RAUNER II, L.L.C.

By:	/s/ Joseph P. Nolan
Name:	Joseph P. Nolan
Its:	Principal

CAPELLA HEALTHCARE, INC.

By:	/s/ Daniel S. Slipkovich
Name:	Dan S. Slipkovich
Its:	Chief Executive Officer